                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          BERKSHIRE HILLS BANCORP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



           DELAWARE                                  (Being applied for)
           --------                                  -------------------
(state of incorporation or organization)       (IRS Employer Identification No.)


24 North Street, Pittsfield, Massachusetts                01201
------------------------------------------                -----
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                  Name of Each Exchange on which
        to be so Registered                  Each Class is to be Registered
--------------------------------------   --------------------------------------
Common Stock, Par Value $.01 Per Share           American Stock Exchange
--------------------------------------           -----------------------

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[   ]
      Securities Act registration statement file number to which this form relates: 333-32146.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading - "Description of Berkshire Hills Stock," filed on March 10, 2000 as part of the Registrant's Registration Statement on Form S-1, No. 333-32146.

ITEM 2.  EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-32146, filed on March 10, 2000.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-32146, filed on March 10, 2000.

            (c)   Plan of Conversion

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-32146, filed on March 10, 2000.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-32146, filed on March 10, 2000.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    BERKSHIRE HILLS BANCORP, INC.
                                    -----------------------------
                                          (Registrant)


                                    Date: March 31, 2000


                                    By:   /s/ James A. Cunningham, Jr.
                                          --------------------------------------
                                          James A. Cunningham, Jr.
                                          President, Chief Executive Officer and
                                          Director